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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
0f 1934

Date of Report July 5, 2001

Internet Golf Association, Inc.
(Exact name of Registrant as specified in its charter)
 ................................................................................

          Nevada                       0-29015                   84-0605867
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                          Identification)


P.O. Box 546, 8547 E. Arapaho Road, #J, Greenwood Village, Colorado 80112-1430
(Address of principal executive offices)                            (Zip Code)

(310) 328-3588
Registrant's telephone number, including area code
 ................................................................................

ITEM 1  Changes in Control of Registrant

         Effective July 5, 2001 control of the Registrant was assumed by Zenith Petroleum Corporation with principal address of 5766 South Ivy Street, Greenwood Village, Colorado 80111. Control was assumed by agreement between management of the Registrant, prior to their resignations, and Zenith Petroleum Corporation. The basis for the change in control was the extreme financial status of the Registrant, wherein Registrant was unable to raise further funds to meet its ongoing obligations to creditors and had accumulated total debt of $679,154.00. In exchange for Zenith Petroleum Corporation agreeing to begin direct payments in full on Registrant's debts, negotiation of debt write-off, and payments of debt at less than their fair value Registrant's management authorized the issuance of 20,000,000 restricted shares of Registrant's stock to Zenith Petroleum Corporation. Furthermore Vincent Castagnola, President of Registrant, Kirk Zamzow, Chief Operating Officer of Registrant and Brian Walsh, a founder, Phillip K. Roberts, and James Wabel of Internet Golf Advertising Corporation caused the transfer to Zenith Petroleum Corporation of a further 9,163,520 shares.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              Internet Golf Association


Date: July 5, 2001                            By:  /s/ Patricia Johnston
                                                  ----------------------------
                                                  President Pro Tem